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                                                                      EXHIBIT 11


                             J. RAY MCDERMOTT, S.A.
                            CALCULATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE

              (In thousands, except shares and per share amounts)

                           PRIMARY AND FULLY DILUTED


                                                                      THREE                   SIX
                                                                    MONTHS ENDED           MONTHS ENDED
                                                                    9/30/95 (2)            9/30/95 (2)
                                                                    -------                -------
Net income                                                      $        9,099         $      12,366

Less dividend requirements of preferred stocks,
  Series A and B                                                        (2,058)               (4,114)
---------------------------------------------------------------------------------------------------------
Net income for primary computation                              $        7,041         $       8,252
=========================================================================================================

Weighted average number of common
  shares outstanding during the period                              39,043,457            38,910,595

Common stock equivalents of stock options
   based on "treasury stock" method                                    526,432               548,547
---------------------------------------------------------------------------------------------------------

Weighted average number of common
  and common equivalent shares
  outstanding during the period                                     39,569,889            39,459,142
=========================================================================================================

Earnings per common and
    common equivalent share: (1)                                $         0.18         $       0.21
=========================================================================================================


(1) Earnings per common and common equivalent share assuming full dilution are the same for the period presented.

(2) Earnings per share are not presented for the three and six months ended September 30, 1994 because JRM was not a separate entity with its own capital structure for those periods.





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